Exhibit 99.2

Abercrombie & Fitch
June 2009 Sales Release
Call Script

This is Eric Cerny, Manager of Investor Relations for Abercrombie & Fitch. The following is a summary of our sales results for the fiscal month ended July 4, 2009.

Before I begin, I remind you that any forward-looking statements I may make are subject to the Safe Harbor Statement found in our SEC filings.

Net sales for the five-week period ended July 4, 2009, were $230.4 million, a 26% decrease from net sales of $309.7 million for the five-week period ended July 5, 2008. Total Company direct-to-consumer net sales were $16.9 million for the five-week period ended July 4, 2009, a 17% decrease from sales for the five-week period ended July 5, 2008. June comparable store sales decreased 32%.

By brand, Abercrombie & Fitch comparable store sales were down 30%. Men’s comps were down by a low twenty; women’s comps were down by a mid thirty. Transactions per average store decreased 27%; average transaction value decreased 6%.

Abercrombie & Fitch
June 2009 Sales Release
Call Script

For abercrombie, comparable store sales were down 31%. Guys comps were down by a mid twenty; girls comps were down by a mid thirty. Transactions per average store decreased 23%; average transaction value decreased 9%.

Hollister comparable store sales were down 35%. Dudes comps were down by a high twenty; Bettys comps were down by a high thirty. Transactions per average store decreased 26%; average transaction value decreased 6%.

RUEHL comparable store sales were down 32%. Men’s comps were down by a mid twenty; women’s comps were down by a mid thirty. Transactions per average store decreased 45%; average transaction value increased 15%.

Across all brands, average unit retail decreased 3%.

From a merchandise classification standpoint across all brands and both men’s and women’s, graphic tees, shorts and knit tops were weakest. Stronger performing categories included female woven shirts and dresses.
Regionally, comparable store sales were down in all US regions and Canada. Comparable store sales continued to be strongly positive in the London flagship store.

Abercrombie & Fitch
June 2009 Sales Release
Call Script

The Company will release July sales results on Thursday, August 6, 2009.

Thank You.

3